UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Community First Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 15, 2020

Dear Fellow Stockholder:

We cordially invite you to attend the 2020 Annual Meeting of Stockholders of Community First Bancshares, Inc. The Annual Meeting will be held exclusively via live webcast on June 16, 2020, at 2:00 p.m., Eastern time. Please note that we are holding the annual meeting online due to the public health impact of the coronavirus pandemic and to prioritize the health and well-being of meeting participants as well as our employees and other members of our community. Stockholders will not be able to attend the annual meeting in person.

To participate in the meeting, visit https://www.cstproxy.com/communityfirstbancshares/2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on June 9, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

If you do not wish to participate in the meeting, but you merely wish to listen to the proceedings, we have set up telephone access for those purposes. In that case, please call, toll-free (within the United States and Canada), (877) 770-3647. The passcode for listening by telephone is 61517757#.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting we will also report on the operations of Community First Bancshares, Inc. Also enclosed for your review is our Annual Report for the year ended December 31, 2019, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be available to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors and the ratification of the appointment of Wipfli LLP as the independent registered public accounting firm for the year ending December 31, 2020. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Community First Bancshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to vote during the meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2019 Annual Report are available at:

www.cstproxy.com/communityfirstbancshares/2020.

Sincerely,

Edward J. Cooney

Chief Executive Officer

Community First Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 16, 2020

Notice is hereby given that the 2020 Annual Meeting of Stockholders of Community First Bancshares, Inc. will be held via live webcast on June 16, 2020, at 2:00 p.m., Eastern time. To participate in the meeting, visit https://www.cstproxy.com/communityfirstbancshares/2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on June 9, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.	the election of three directors;
2.	the ratification of the appointment of Wipfli LLP as the independent registered public accounting firm for the year ending December 31, 2020; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on May 4, 2020 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF COMMUNITY FIRST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ONLINE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE ONLINE AT THE ANNUAL MEETING. VIRTUAL ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors

Gregory J. Proffitt

Corporate Secretary

Covington, Georgia

May 15, 2020

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND COMMUNITY FIRST BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2019 ARE EACH AVAILABLE ON THE INTERNET AT www.cstproxy.com/communityfirstbancshares/2020.

PROXY STATEMENT

Community First Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

ANNUAL MEETING OF STOCKHOLDERS

June 16, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Community First Bancshares, Inc. to be used at the Annual Meeting of Stockholders, which will be held via live webcast at https://www.cstproxy.com/communityfirstbancshares/2020 on June 16, 2020, at 2:00 p.m., Eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about May 15, 2020.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Community First Bancshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein and “FOR” the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Community First Bancshares, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card or by voting online at the annual meeting. The presence online at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes online during the annual meeting or submits a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Gregory J. Proffitt, Corporate Secretary, at (770) 786-7088.

ATTENDING THE MEETING

If you were a stockholder as of the close of business on May 4, 2020, you may attend the meeting. As a registered stockholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access. If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373, or proxy@continentalstock.com.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker or other nominee and obtain a legal proxy. Once you have received your legal proxy, contact Continental Stock Transfer to have a control number generated. The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Community First Bancshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on May 4, 2020 are entitled to one vote for each share then held. As of May 4, 2020, there were 7,570,797 shares of common stock issued and outstanding.

Community First Bancshares, Inc.’s Charter provides that, for a period of five years from the closing of Community First Bancshares, Inc.’s stock offering completed in April 2017, no person, other than Community First Bancshares, MHC, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of equity security of Community First Bancshares, Inc. held by persons other than Community First Bancshares, MHC, and that any shares acquired in excess of this limit will not be entitled to be voted and will not be counted as voting stock in connection with any matters submitted to the stockholders for a vote.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of May 4, 2020, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 3175 Highway 278, Covington, Georgia 30014.

	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
Persons Owning Greater than 5%
Community First Bancshares, MHC	4,070,655		53.8%
3175 Highway 278
Covington, Georgia 30014

Kenneth R. Lehman	380,457	(12)	5.0%
122 N. Gordon Road
Ft. Lauderdale, Florida 33301

Directors
Edward J. Cooney	31,000	(3)	*
William D. Fortson, Jr.	40,193	(4)	*
Marshall L. Ginn	23,687	(5)	*
Bob W. Richardson	20,240	(6)	*
Howard G. Roberts	6,994	(7)	*
Mark J. Ross	5,894	(8)	*
Robin S. Reich	1,000		*
Edward P. Stone	36,864	(8)	*

Executive Officers who are not Directors
Gregory J. Proffitt	28,573	(9)	*
Clark N. Nelson	12,000	(10)	*
Elizabeth M. Galazka	12,000	(10)	*
Tessa M. Nolan	22,576	(11)	*
Robert A. Vickers	10,000	(10)	*
Brandi C. Pajot	10,000	(10)	*

All directors and executive officers as a group (14 persons)	261,021		3.4%

*	Less than 1%.
(1)

In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Community First Bancshares, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from May 4, 2020. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Community First Bancshares, Inc. common stock

(2)	Based on a total of 7,570,797 shares of common stock outstanding as of May 4, 2020.
(3)	Includes 25,000 shares of unvested restricted stock.
(4)	Includes 5,200 shares of unvested restricted stock and 3,693 exercisable stock options.
(5)	Includes 13,494 shares held by a corporation, 5,200 shares of unvested restricted stock and 3,693 exercisable stock options.
(6)	Includes 7,547 shares held in an individual retirement account, 5,200 shares of unvested restricted stock and 3,693 exercisable stock options.
(7)	Includes 1,000 shares held as custodian, 5,200 shares of unvested restricted stock and 3,693 exercisable stock options.
(8)	Includes 5,200 shares of unvested restricted stock and 3,693 exercisable stock options.
(9)	Includes 1,674 shares held in the employee stock ownership plan, 13,220 shares of unvested restricted stock and 8,865 exercisable stock options.
(10)	Consists of unvested restricted stock.
(11)	Includes 1,000 shares held in an individual retirement account, 1,098 shares held in the employee stock ownership plan, 11,133 shares of unvested restricted stock and 7,387 exercisable stock options.
(12)	As disclosed in Schedule 13G filed with the Securities and Exchange Commission on February 21, 2020.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. However, if Community First Bancshares, MHC, our majority stockholder, votes at the annual meeting, a quorum would be assured.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2020, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The ratification of this matter shall be determined by a majority of the votes represented at the annual meeting and entitled to vote on the matter. Broker non-votes will not affect the outcome of the vote, and abstentions will have the same effect as votes against.

Management anticipates that Community First Bancshares, MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Community First Bancshares, MHC votes all of its shares in favor of each proposal, the approval of each proposal would be assured.

Participants in the Newton Federal Bank Employee Stock Ownership Plan

If you participate in the Newton Federal Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated or deemed allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated or deemed allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions, subject to a determination that such vote is in the best interest of ESOP participants. The deadline for returning your ESOP Vote Authorization Form is June 11, 2020 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on June 11, 2020.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of eight members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Two directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified, and one director has been nominated for election at the annual meeting to serve for a one-year period and until his successor shall have been elected and qualified. The Board of Directors has nominated Edward J. Cooney, Robin S. Reich and Bob W. Richardson to serve as directors for three-year terms. Each nominee is currently a director of Community First Bancshares, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2019, and term as a director includes service with Newton Federal Bank.

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Community First Bancshares, Inc. is also a director of Newton Federal Bank and Community First Bancshares, MHC.

Directors

The nominees for director are:

Edward J. Cooney. Mr. Cooney, age 52, has served as a director since January 2020. Mr. Cooney was appointed Newton Federal Bank’s Chief Executive Officer in January 2020 in connection with Newton Federal Bank’s acquisition of Affinity Bank. Mr. Cooney formerly served as President and Director of Affinity Bank and ABB Financial Group, Inc. Mr. Cooney has served as a Chief Financial Officer, Chief Credit Officer, and Senior Loan Officer during his career. He is a former Chairman of the Community Bankers Association of Georgia Board. He has been involved in the banking industry for over 30 years. He began his career working at a CPA firm that specialized in banking. Mr. Cooney received his BBA in 1990 from Stetson University in DeLand, Florida, where he also played on a nationally ranked baseball team. Mr. Cooney is a Certified Public Accountant licensed in the state of Georgia. Mr. Cooney’s positions as Chief Executive Officer foster clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Robin S. Reich. Dr. Reich, age 62, has served as a director since March 2020. Dr. Reich has been the President of Reich Dental Center, with offices in Smyrna and Roswell, Georgia, since 1991. Dr. Reich has been a practicing dentist since 1984. Dr. Reich has also served as the President and a 12-year board member of the Georgia Dental Association and as the Chairman of the American Dental Association, and is currently a member of the Dental Entrepreneur Association, which is committed to understanding large dental group practices. Dr. Reich served as a director of ABB Financial Group, Inc. and Affinity Bank beginning in 2019. Dr. Reich’s business experience gives us direct knowledge of the challenges facing the dental practice customers we now service as the result of our acquisition of Affinity Bank, as well as insights into our expanded market area as the result of our acquisition of Affinity Bank.

Bob W. Richardson. Mr. Richardson, age 71, has served as a director since 1991. Mr. Richardson was a licensed pharmacist for 40 years until his retirement in 2010. He was the owner and manager of People’s Drug Store, located in Covington, Georgia, beginning in 1979. Mr. Richardson is also the co-owner of Taziki’s Mediterranean Cafe, located in Athens, Georgia, which opened in 2014. Mr. Richardson’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area.

The following directors of Community First Bancshares, Inc. have terms ending following the fiscal year ending December 31, 2020:

William D. Fortson, Jr. Mr. Fortson, age 77, has served as a director since 1998. Mr. Fortson has over 48 years’ experience in the automobile industry, and has been the owner of Ginn Motor Company, located in Covington, Georgia, since 1987. Mr. Fortson has also served as member/manager of Ginn Chrysler, Jeep, Dodge, LLC since 2009. Mr. Fortson has strong marketing, sales, and customer service assessment skills, as well as significant experience in employee development, training, and business management.

Howard G. Roberts. Mr. Roberts, age 72, has served as a director since 2016. Mr. Roberts is the former President and Chief Executive Officer of First Newton Bank in Covington, Georgia, having served in those positions from 1985 to 2000. Mr. Roberts is currently a real estate developer and private equity investor. Mr. Roberts’ banking background and leadership experience bring valuable insight in the areas of leadership, bank operations, credit evaluation and corporate governance.

Edward P. Stone. Mr. Stone, age 72, has served as a director since 2001. Mr. Stone has served as the President of Peoples Home Health, located in Pensacola, Florida, since 2008, the President of Peoples Home Medical, located in Covington Georgia, since 2009, and the President, owner and administrator of Longleaf Hospice LLC, located in Covington, Georgia, since 2011. He has been involved in the home healthcare industry since 1982. Mr. Stone’s experience gives him extensive insight into the challenges facing senior citizens and families who live in our market areas, as well as into matters related to small businesses and economic developments in our market area.

The following directors of Community First Bancshares, Inc. have terms ending following the fiscal year ending December 31, 2021:

Marshall L. Ginn. Mr. Ginn, age 66, has served as a director since 2004. Mr. Ginn has been a licensed real estate broker since 1996, and is an Associate Broker with RE/MAX Agents Realty, located in Covington, Georgia. Mr. Ginn assists in the purchase and sale of residential, commercial and industrial properties as well as raw land. Prior to joining RE/MAX, Mr. Ginn was co-founder of Medical Services South and founder of ELCO Medical, privately held corporations specializing in the marketing and sale of orthopedic implants and products. He has served as President of the East Metro Board of Realtors and Chairman of the Newton County Chamber of Commerce. Mr. Ginn brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities.

Mark J. Ross. Mr. Ross, age 51, has served as a director since 2016. Mr. Ross is an attorney and former residential and commercial real estate developer. Since 2012, Mr. Ross has been the co-owner and Director of Right at Home of East Atlanta, a senior home care and staffing company located in Covington, Georgia. In his position, Mr. Ross focuses on business expansion, including marketing and quality improvement. Mr. Ross’ experience in small business and technology gives him extensive insight into local business and real estate matters, as well as the challenges facing senior citizens and families who live in our market areas.

Executive Officers Who are Not Directors

Gregory J. Proffitt, age 52, was appointed Newton Federal Bank’s Executive Vice President and Chief Operations Officer in February 2016, and appointed President in January 2020. Mr. Proffitt has been employed with Newton Federal Bank since 2005, serving as Senior Vice President and Chief Operations Officer beginning in November 2013 and as Controller and Compliance Officer. Prior to being employed with Newton Federal Bank, Mr. Proffitt has served in various roles with other companies including SunTrust Bank, The Federal Reserve Bank of Atlanta, John H. Harland Company, The Original Honey Baked Ham Company, Allied Automotive Group, and Blue Cross Blue Shield of Georgia.

Clark N. Nelson, age 55, was appointed Newton Federal Bank’s Executive Vice President and Chief Credit Officer in January 2020 in connection with Newton Federal Bank’s acquisition of Affinity Bank. Mr. Nelson formerly served as Executive Vice President and Chief Credit Officer of Affinity Bank. He began his banking career within the commercial lending division of SunTrust Bank of Atlanta. Mr. Nelson was also employed by Community Trust Bank in Hiram, Georgia, as Senior Credit Officer. Prior to attending college later in life, he managed and then owned a sports memorabilia store in metropolitan Atlanta.

Elizabeth M. Galazka, age 55, was appointed Newton Federal Bank’s Executive Vice President of Lending in January 2020 in connection with Newton Federal Bank’s acquisition of Affinity Bank. Ms. Galazka was Senior Vice President of Commercial Lending at Affinity Bank, where she began her employment in 2005. Prior to her banking career, Ms. Galazka had 16 years of office management experience in the dental industry.

Tessa M. Nolan, age 35, was named Newton Federal Bank’s Senior Vice President and Chief Financial Officer in February 2016, and served as our Controller beginning in March 2014. Ms. Nolan joined Newton Federal Bank in 2005.

Robert A. Vickers, age 39, was named Newton Federal Bank’s Chief Operations Officer in March 2020, and joined Newton Federal Bank in January 2020 in connection with Newton Federal Bank’s acquisition of Affinity Bank. Mr. Vickers was the Senior Vice President and Chief Operations Officer of Affinity Bank beginning in 2019, having began employment with Affinity Bank in 2008.

Brandi C. Pajot, age 43, was named Newton Federal Bank’s Chief Treasury and Risk Management Officer in March 2020, and joined Newton Federal Bank in January 2020 in connection with Newton Federal Bank’s acquisition of Affinity Bank. Ms. Pajot was the Senior Vice President and Chief Financial Officer of Affinity Bank beginning in 2010, having began employment with Affinity Bank in 2007. She began her banking career in 2000 and has experience with community and correspondent banks. Ms. Pajot is a CPA and licensed in the State of Georgia.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer Edward J. Cooney, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Cooney is not independent because he is one of our executive officers. In determining the independence of our directors, the board of directors considered relationships between Newton Federal Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at Newton Federal Bank.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by William D. Fortson, Jr., who is an independent director. This ensures a greater role for the independent directors in the oversight of Community First Bancshares, Inc. and Newton Federal Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•	a majority independent Board of Directors;

•	periodic meetings of the independent directors; and

•	annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Community First Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Community First Bancshares, Inc. Risks relating to the direct operations of Newton Federal Bank are further overseen by the Board of Directors of Newton Federal Bank, all of whom are the same individuals who serve on the Board of Directors of Community First Bancshares, Inc. The Board of Directors of Newton Federal Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Community First Bancshares, Inc. and Newton Federal Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2019, we believe that no executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Community First Bancshares, Inc. has adopted a Code of Ethics for Senior Officers that applies to Community First Bancshares, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.newtonfederal.com. Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Community First Bancshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended the 2019 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Community First Bancshares, Inc., P.O. Box 1037, Covington, Georgia 30015, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Community First Bancshares, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Community First Bancshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Community First Bancshares, Inc. are the Audit Committee and the Compensation Committee.

The Board of Directors of Community First Bancshares, Inc. held 12 regular meetings and two special meetings during the year ended December 31, 2019. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees on which he served (during the periods that he served).

Audit Committee. The Audit Committee is comprised of Directors Fortson, Richardson, Ross and Stone, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Stone serves as chair of the Audit Committee. The Audit Committee does not have an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Board of Directors does not believe it is necessary to have such a person on the Audit Committee because each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has assessed the finances and financial reporting of his own business.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.newtonfederal.com. As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Community First Bancshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met five times during the year ended December 31, 2019.

Compensation Committee. The Compensation Committee is comprised of Directors Fortson, Stone and Richardson. Mr. Fortson serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Community First Bancshares, Inc. or Newton Federal Bank. The Compensation Committee met four times during the year ended December 31, 2019.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Community First Bancshares, Inc.’s compensation and incentive plans, policies and programs, and to oversee Community First Bancshares, Inc.’s management development and succession plans for executive officers. Community First Bancshares, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended December 31, 2019, the Compensation Committee did not utilize the assistance of any compensation consultants.

The Compensation Committee operates under a written charter which is available on our website at www.newtonfederal.com. This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Community First Bancshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the President and Chief Executive Officer with respect to the compensation of executive officers other than the President and Chief Executive Officer.

Nominating Procedures. The Board of Directors of Community First Bancshares, Inc. has not established a separate standing Nominating Committee. Instead, nominations for director must be approved by a majority of the Board of Directors and a majority of the independent directors of the Board of Directors. The Board of Directors believes that it is the responsibility of the entire Board of Directors to participate in the identification, evaluation, recruitment and selection of qualified directors and, therefore, has not delegated this function to a committee of the Board. Community First Bancshares, Inc. relies upon Nasdaq’s “Controlled Company Exemption” from the independence requirements with respect to nominating committees for companies with majority stockholders. Community First Bancshares, Inc. is a “Controlled Company” because more than 50% of its shares of common stock are owned by Community First Bancshares, MHC. The Board of Directors, acting as the Nominating Committee, met once during the fiscal year ended December 31, 2019.

The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Newton Federal Bank’s position in its community and can assist Newton Federal Bank with business development through business and other community contacts.

The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•

Contribution to Board – Community First Bancshares, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Community First Bancshares, Inc.’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Community First Bancshares, Inc., it being the policy of Community First Bancshares, Inc. to limit public company directorships to two companies other than Community First Bancshares, Inc.

•

Experience – Community First Bancshares, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Community First Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•

Familiarity with and Participation in Local Community – Community First Bancshares, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Community First Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s familiarity with Community First Bancshares, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Community First Bancshares, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•

Integrity – Due to the nature of the financial services provided by Community First Bancshares, Inc. and its subsidiaries, Community First Bancshares, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Community First Bancshares, Inc.’s Bylaws.

•

Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Community First Bancshares, Inc. and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Community First Bancshares, Inc. and its stockholders, including past service with Community First Bancshares, Inc. or Newton Federal Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•

Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and Community First Bancshares, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Community First Bancshares, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•

Gender and Ethnic Diversity – Community First Bancshares, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•

Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Community First Bancshares, Inc.’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Community First Bancshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2019 we did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at P.O. Box 1037, Covington, Georgia 30015. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Community First Bancshares, Inc.’s Corporate Secretary and such communication must include:

•	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•	The name and address of the stockholder as they appear on Community First Bancshares, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•	The class or series and number of shares of Community First Bancshares, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•

A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•	The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•	The candidate’s written consent to serve as a director;

•

A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Community First Bancshares, Inc.’s Board of Directors; and

•

Such other information regarding the candidate or the stockholder as would be required to be included in Community First Bancshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Community First Bancshares, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Community First Bancshares, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Community First Bancshares, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2019.

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

•

We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Community First Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

William D. Fortson, Jr.

Bob W. Richardson

Mark J. Ross

Edward P. Stone (Chairman)

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Newton Federal Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Newton Federal Bank makes loans to its employees through an employee loan program pursuant to which loans are made at a reduced rate. The reduced rate is 0.50% below the interest rate offered to the public. Employees also receive a 50% discount on loan origination fees.

The chart below lists our executive officers who participated in the employee loan program during the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018, and certain information with respect to their loans. No other directors or executive officers of Newton Federal Bank participated in the employee loan program during the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018. Mr. Lumpkin terminated his employment from Newton Federal Bank effective January 17, 2020.

Name	Type of Loan	Largest Aggregate Balance 1/1/19 to 12/31/19		Principal Balance 12/31/19		Principal Paid 1/1/19 to 12/31/19		Interest Paid 1/1/19 to 12/31/19		Interest Rate
Gregory J. Proffitt	Home Mortgage		$261,817		$254,075		$7,742		$9,017	3.49%
Kenneth D. Lumpkin	Consumer Home Mortgage	$ $	14,674 373,636	$ $	11,855 366,108	$ $	7,839 7,528	$ $	1,161 16,623	8.25 4.49	% %
Tessa M. Nolan	Home Mortgage Consumer	$ $	146,803 24,927	$ $	139,076 23,680	$ $	7,727 3,163	$ $	5,734 1,460	4.00 7.00	% %

Name	Type of Loan	Largest Aggregate Balance 10/1/18 to 12/31/18		Principal Balance 12/31/18		Principal Paid 10/1/18 to 12/31/18		Interest Paid 10/1/18 to 12/31/18		Interest Rate
Gregory J. Proffitt	Home Mortgage		$263,722		$261,817		$1,905		$2,296	3.49%
Kenneth D. Lumpkin	Consumer Home Mortgage	$ $	14,743 374,882	$ $	14,674 373,636	$ $	394 1,246	$ $	198 4,124	9.05 4.49	% %
Tessa M. Nolan	Home Mortgage Consumer	$ $	148,684 19,335	$ $	146,803 18,544	$ $	1,881 791	$ $	1,481 353	4.00 7.80	% %

Name	Type of Loan	Largest Aggregate Balance 10/01/17 to 9/30/18		Principal Balance 9/30/18		Principal Paid 10/01/17 to 9/30/18		Interest Paid 10/01/17 to 9/30/18		Interest Rate
Gregory J. Proffitt	Home Mortgage		$271,176		$263,722		$7,454		$9,346	3.49%
Kenneth D. Lumpkin	Consumer Home Mortgage	$ $	14,993 382,557	$ $	11,743 374,882	$ $	6,550 7,675	$ $	1,085 18,437	8.75 4.49	% %
Tessa M. Nolan	Home Mortgage Consumer	$ $	156,120 23,015	$ $	148,684 19,335	$ $	7,436 3,680	$ $	6,109 1,418	4.00 7.50	% %

At the time of termination of employment with Newton Federal Bank, the interest rate will be adjusted to the non-employee interest rate.

These loans neither involve more than the normal risk of collection nor present other unfavorable features. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

Since October 1, 2017, other than described above, and except for loans to executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Newton Federal Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Community First Bancshares, Inc.

Executive Compensation

The following table sets forth for the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018 certain information as to the total remuneration paid by Newton Federal Bank to Johnny S. Smith, who served as President and Chief Executive Officer during that time period, and our two other most highly compensated executive officers for the year ended December 31, 2019. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Period	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All other Compensation ($)(4)	Total ($)
Johnny S. Smith, President and Chief Executive Officer (5)	Year Ended December 31, 2019	253,000	—	272,316	230,377	52,947	808,640
	Three Months Ended December 31, 2018	58,385	25,000	—	—	26,492	109,877
	Year Ended December 31, 2018	235,308	25,000	—	—	47,468	307,218

Gregory J. Proffitt, President	Year Ended December 31, 2019	198,000	—	166,903	131,645	24,100	520,648

	Three Months Ended December 31, 2018	45,692	12,000	—	—	16,027	73,719

	Year Ended December 31, 2018	184,154	12,000	—	—	18,343	210,343

Kenneth D. Lumpkin, Executive Vice President and Chief Lending and Marketing Officer (6)	Year Ended December 31, 2019	187,000	—	166,903	131,645	31,193	516,741
	Three Months Ended December 31, 2018	43,154	11,000	—	—	17,525	71,679
	Year Ended December 31, 2018	173,923	11,000	—	—	28,502	209,502

(1)	Represents discretionary cash bonuses paid for the applicable period.
(2)

Reflects the aggregate grant date fair value of restricted stock grated during the applicable year. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission.

(3)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission.

(4)	A break-down of the various elements of compensation in this column for the year ended December 31, 2019 is set forth in the following table:

	All Other Compensation
Name	Life Insurance Premiums ($)	401(k) Match ($)	Director Fees ($)	Automobile Allowance ($)	Club Dues ($)	Employee Stock Ownership Plan ($)	Total All Other Compensation ($)
Johnny S. Smith	972	3,162	21,000	—	3,672	24,141	52,947
Gregory J. Proffitt	972	3,960	—	—	—	19,168	24,100
Kenneth D. Lumpkin	972	3,974	—	6,000	2,232	18,015	31,193

(5)	Mr. Smith retired, effective March 13, 2020. In connection with his retirement, Mr. Smith received a payment of $733,860.
(6)	Mr. Lumpkin terminated his employment, effective January 17, 2020. In connection with his termination, Mr. Lumpkin received a payment of $328,273.

Employment Agreements. Community First Bancshares, Inc. and Newton Federal Bank have entered into employment agreements with each of Chief Executive Officer Edward J. Cooney and President Gregory J. Proffitt.

The employment agreement with Mr. Cooney has an initial term of three years. The employment agreement with Mr. Proffitt has an initial term of two years. Each year, the boards of directors of Community First Bancshares, Inc. and Newton Federal Bank may renew the terms of the employment agreements for another year so that they again become a three-year term (in the case of Mr. Cooney) or a two-year term (in the case of Mr. Proffitt). If Community First Bancshares, Inc. or Newton Federal Bank enters into a transaction that would constitute a “change in control” under the agreements, the terms of the agreements will automatically extend to three years (in the case of Mr. Cooney) and two years (in the case of Mr. Proffitt) from the effective date of the change in control.

Under the employment agreements, the current annual base salaries for Messrs. Cooney and Proffitt are $320,000 and $250,000, respectively. Each executive officer’s base salary will be reviewed at least annually to determine whether an increase is appropriate. In addition to base salary, the executives are entitled to participate in bonus and incentive programs and benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. Mr. Cooney is also provided with an automobile.

Under the employment agreements, if Community First Bancshares, Inc. or Newton Federal Bank terminates the executive’s employment for “cause,” as that term is defined in the employment agreements, the executive will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued through the date of the termination. If Community First Bancshares, Inc. or Newton Federal Bank terminates the executive’s employment without cause or if the executive terminates employment for “good reason,” as that term is defined in the employment agreements, Community First Bancshares, Inc. or Newton Federal Bank will pay the executive an amount equal to the greater of (i) the base salary or (ii) the average monthly compensation (as defined in the agreement) that would be due to the executive for the remaining term of the agreement. The payment will be made in a lump sum within five days of the executive’s termination. If the termination of employment occurs during the term of the employment agreement but following a change in control, the executive will receive a payment equal to three times (in the case of Mr. Cooney) or two times (in the case of Mr. Proffitt) the average base salary, bonus and profit sharing contributions paid or provided to the executive officer during the calendar year immediately preceding the change in control or, if greater, the annualized base salary, bonus and profit sharing contributions. The payment will be made in a lump sum within five days following the termination of employment.

The employment agreements also contain certain post-employment obligations (non-competition and non-solicitation) that may apply for 24 months following a termination of employment depending on the nature of the termination.

Supplemental Executive Retirement Plan. In connection with its acquisition of Affinity Bank, Newton Federal Bank has assumed the obligations of the Supplemental Executive Retirement Plan, dated January 2, 2019, between Affinity Bank and Mr. Cooney (the “SERP”). Under the SERP, Mr. Cooney, upon separating from service is entitled to a monthly benefit equal to $8,333.33. The normal retirement benefit would commence on the first day of the second month following the later of (i) his normal retirement age (age 65) or (ii) his separation from service. The benefit is payable monthly and continues for Mr. Cooney’s lifetime (with a guarantee of 180 monthly payments). If Mr. Cooney dies while in service or prior to benefit payments commencing under the SERP, his beneficiary will receive a lump sum benefit equal to the present value of his normal retirement benefit (assuming a payment stream of 180 monthly payments). If Mr. Cooney dies after benefit payments commence under the SERP, but prior to receiving 180 monthly payments, his beneficiary will receive a lump sum payment equal to the present value of the remaining payments that would have been made had Mr. Cooney received 180 payments. Mr. Cooney fully vested in the benefits provided under the SERP as a result of the change in control of Affinity Bank.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2019 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option awards				Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Johnny S. Smith	—	77,568	10.10	April 23, 2029	26,962	$308,715
Gregory J. Proffitt	—	44,325	10.10	April 23, 2029	16,525	$189,211
Kenneth D. Lumpkin	—	44,325	10.10	April 23, 2029	16,525	$189,211

(1)	Based on a closing price of Community First Bancshares, Inc.’s common stock of $11.45 as of December 31, 2019.

Equity Incentive Plan. Community First Bancshares, Inc. has adopted the Community First Bancshares, Inc. 2018 Equity Incentive Plan, which was approved by stockholders in 2018. Subject to permitted adjustments for certain corporate transactions, the 2018 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 517,123 shares of Community First Bancshares, Inc. common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Community First Bancshares, Inc. common stock that may be issued under the 2018 Equity Incentive Plan pursuant to the exercise of stock options is 369,374 shares, and the maximum number of shares of Community First Bancshares, Inc. common stock that may be issued as restricted stock awards or restricted stock units is 147,749 shares. As of December 31, 2019, there were 21,275 restricted stock awards or units and 11,083 stock options that remain available for future grants under the 2018 Equity Incentive Plan.

401(k) Plan. Newton Federal Bank maintains the Newton Federal Bank 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must complete three months of service to be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2019, the salary deferral contribution limit is $19,000, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for a total of $25,000. In addition to salary deferral contributions, Newton Federal Bank may make discretionary matching contributions to the 401(k) Plan. Newton Federal Bank made a matching contribution to the 401(k) Plan for the plan year ended December 31, 2019. A participant is always 100% vested in his or her salary deferral contributions. Matching contributions vest 100% after three years of participant’s service with Newton Federal Bank. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Expense recognized in connection with the 401(k) Plan totaled $93,011 for the fiscal year ended December 31, 2019.

Employee Stock Ownership Plan. In connection with its mutual holding company reorganization and related stock offering, Newton Federal Bank adopted an employee stock ownership plan for eligible employees. The named executive officers are eligible to participate in the employee stock ownership plan just like other employees. Eligible employees will begin participation in the employee stock ownership plan on the later of the effective date of the reorganization or upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 295,499 shares of Community First Bancshares, Inc. common stock outstanding, funded with a loan from Community First Bancshares, Inc. equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Newton Federal Bank’s discretionary contributions to the employee stock ownership plan and any dividends payable on common stock held by the employee stock ownership plan over the anticipated 25-year term of the loan. The interest rate for the employee stock ownership plan loan is the prime rate, as published in The Wall Street Journal, on the closing date of the offering.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. A participant will become 100% vested in his or her account balance after three years of service. Participants who were employed by Newton Federal Bank immediately prior to the stock offering will receive credit for vesting purposes for years of service prior to adoption of the employee stock ownership plan. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. Generally, participants will receive distributions from the employee stock ownership plan upon separation from service in accordance with the terms of the plan document. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Life Insurance Coverage. Newton Federal Bank provides life insurance to certain of its employees, including the named executive officers. The death benefits for Messrs. Proffitt and Cooney are $300,000 (two times current salary with a maximum) and $250,000 (one times current salary with a maximum), respectively. Newton Federal Bank has also entered into death-benefit only agreements with the named executive officers that will pay a death benefit to their beneficiaries in the event of death while employed in the amounts of two times base salary for Mr. Cooney and one and one-half times for Mr. Proffitt.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2019 certain information as to the total remuneration we paid to our directors. Mr. Smith received director fees of $21,000 for the year ended December 31, 2019, which is included in All Other Compensation in the Summary Compensation Table.

Director Compensation Table For the Year Ended December 31, 2019
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
William D. Fortson, Jr.	46,750	65,650	18,465	58,581	—	189,446
Marshall L. Ginn	23,400	65,650	18,465	38,368	—	145,883
Bob W. Richardson	23,850	65,650	18,465	83,276	—	191,241
Howard G. Roberts	21,700	65,650	18,465	—	—	105,815
Mark J. Ross	21,850	65,650	18,465	—	—	105,965
Edward P. Stone	22,450	65,650	18,465	37,800	—	144,365

(1)

Reflects the aggregate grant date fair value of restricted stock grated during the applicable year. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission. As of December 31, 2019, each director listed in the table held 6,500 unvested shares of restricted stock.

(2)

Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission. As of December 31, 2019, each director listed in the table held 18,468 unvested stock options with an exercise price of $10.10.

(3)	Reflects above-market earnings under the Directors’ Deferred Compensation Plan, described below.

Director Fees. Directors of Community First Bancshares, Inc. currently only earn fees in his or her capacity as a board or committee member of Newton Federal Bank. Directors of Newton Federal Bank earn an annual fee of $21,000, and our chairman receives an additional chairman fee of $21,000 per year. Directors currently receive fees of $150 per meeting for service on the Audit, Compensation and Asset/Liability Management Committees and $100 per meeting for service on the Loan Committee.

Directors’ Deferred Compensation Plan. Newton Federal Bank sponsors a deferred compensation plan under which eligible directors were previously able to defer the receipt of compensation that otherwise would have been payable to them for their service as a director. Effective June 30, 2015, the plan has been frozen with respect to further deferral contributions and any new participants. However, directors who previously deferred compensation under the plan maintain a benefit under the plan until the deferred compensation is distributed to them in accordance with their previous elections and the terms of the plan. Until their benefits are distributed under the plan, the deferred compensation will be credited with earnings, compounded quarterly, at a rate equal to the average pre-tax return for the immediately preceding ten-year period on shares in the Vanguard Balanced Index Fund Admiral Shares, as published in the fund’s annual report for December 31 of the immediately preceding calendar year.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Community First Bancshares, Inc. has approved the engagement of Wipfli LLP to be our independent registered public accounting firm for the year ending December 31, 2020, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Wipfli LLP for the year ending December 31, 2020. A representative of Wipfli LLP is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Wipfli LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Community First Bancshares, Inc. and its stockholders.

On January 7, 2020, Community First Bancshares, Inc. engaged Wipfli LLP as Community First Bancshares, Inc.’s independent registered public accounting firm. This change in accountants was the result of Porter Keadle Moore, LLC, Community First Bancshares, Inc.’s previous independent registered public accounting firm, combining its practice (the “Practice Combination”) with Wipfli LLP effective October 1, 2019; however, at the time of the Practice Combination, Community First Bancshares, Inc. and Porter Keadle Moore, LLC were engaged in a consultation with the Office of the Chief Accountant (the “OCA”) with the Securities and Exchange Commission relating to an independence matter regarding the use of a tax template provided to Community First Bancshares, Inc. by Porter Keadle Moore, LLC. This matter was subsequently cleared by the OCA staff on December 31, 2019. With the non-objection of the OCA for Porter Keadle Moore, LLC to continue to serve as Community First Bancshares, Inc.’s independent registered public accounting firm, Porter Keadle Moore, LLC effectively resigned as Community First Bancshares, Inc.’s independent registered public accounting firm as of January 6, 2020 and Wipfli LLP, as the successor to Porter Keadle Moore, LLC following the Practice Combination, was engaged as Community First Bancshares, Inc.’s independent registered public accounting firm. Community First Bancshares, Inc.’s Audit Committee was notified of the Practice Combination and the effective resignation of Porter Keadle Moore, LLC and approved the engagement of Wipfli.

During the years ended September 30, 2018 and 2017, and the subsequent interim period prior to the engagement of Wipfli LLP, Community First Bancshares, Inc. did not consult with Wipfli LLP regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Wipfli LLP on Community First Bancshares, Inc.’s financial statements, and Wipfli LLP did not provide any written or oral advice that was an important factor considered by Community First Bancshares, Inc. in reaching a decision as to any such accounting, auditing or financial reporting issue, and Community First Bancshares, Inc. did not consult with Wipfli LLP regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The reports of Porter Keadle Moore, LLC on the financial statements of Community First Bancshares, Inc. for the years ended September 30, 2018 and 2017 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the years ended September 30, 2018 and 2017 and reviews of Community First Bancshares, Inc.’s financial statements through January 6, 2020, there were no disagreements with Porter Keadle Moore, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Porter Keadle Moore, LLC, would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wipfli LLP during the year ended December 31, 2019 and the three months ended December 31, 2018 and Porter Keadle Moore, LLC during the year ended September 30, 2018.

	Year Ended December 31, 2019	Three Months Ended December 31, 2018	Year Ended September 30, 2018
Audit Fees	$146,074	$28,189	$142,900
Audit-Related Fees	$—	$—	$3,700
Tax Fees	$26,666	$—	$42,100
All Other Fees	$—	$—	$—

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of Community First Bancshares, Inc.’s annual consolidated financial statements for the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018, and the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during those periods, including out of pocket expenses.

Audit-Related Fees. Audit-Related Fees include fees billed for non-audit professional services rendered during the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018, including research, correspondence, meetings and assistance relating to the mutual holding company formation and reorganization, and review of the associated stock offering materials and prospectus as filed with the Securities and Exchange Commission.

Tax Fees. Tax Fees include fees billed for professional services related to tax services rendered during the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services and public company status, was compatible with maintaining the independence of Wipfli LLP and Porter Keadle Moore, LLC. The Audit Committee concluded that performing such services did not affect the independence of Wipfli LLP or Porter Keadle Moore, LLC in performing their function as our independent registered public accounting firms.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees and tax fees billed and paid during the year ended December 31, 2019, the three months ended December 31, 2018 and the year ended September 30, 2018, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2020.

STOCKHOLDER PROPOSALS AND NOMINATIONS

In order to be eligible for inclusion in the proxy materials for our 2021 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Community First Bancshares, Inc.’s executive office, 3175 Highway 278, Covington, Georgia 30014, no later than January 16, 2021, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to be brought before an annual meeting of stockholders, any new business or a director nomination proposed by a stockholder must be stated in writing and received by our Secretary not less than five days prior to the date of the annual meeting.

The 2021 annual meeting of stockholders is expected to be held May 27, 2021. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than May 22, 2021. If notice is received after May 22, 2021, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF COMMUNITY FIRST BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2019 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, P.O. BOX 1037, COVINGTON, GEORGIA 30015 (REGULAR MAIL), OR 3175 HIGHWAY 278, COVINGTON, GEORGIA 30014 (OVERNIGHT DELIVERY) OR BY CALLING (770) 786-7088.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Community First Bancshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2019 Annual Report are each available on the Internet at www.cstproxy.com/communityfirstbancshares/2020.

By Order of the Board of Directors

Gregory J. Proffitt

Corporate Secretary

Covington, Georgia

May 15, 2020

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet or Telephone - Q U I CK E A SY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, COMMUNITY FIRST signed and returned your proxy card. Votes submitted BANCSHARES, INC. electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2020.
INTERNET www.cstproxyvote – .com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
Vote at the Meeting –
To https://www participate .cstproxy in the meeting, .com/ visit communityfirstbancshares/2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on June 9, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement.
PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have PLEASE DO NOT RETURN THE PROXY CARD your proxy card available when you call. Follow the IF YOU ARE VOTING ELECTRONICALLY. voting instructions to vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED
PROXY Please mark your votes X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 AND 2. like this
1. Election of Directors FOR ALL 2. The ratification of the appointment FOR AGAINST ABSTAIN
FOR WITHHOLD EXCEPT
of Wipfli LLP as independent (1) Edward J. Cooney (three-year term) registered public accounting firm for the year ending December 31, (2) Robin S. Reich (three-year term) 2020; and
(3) Bob W. Richardson (three-year term)
INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on such other business as may the line(s) below: properly come before the Annual Meeting.
Check Box if you plan to attend Annual Meeting
CONTROL NUMBER
The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated May 15, 2020 and audited financial statements.
Signature_____________________________________Signature, if held jointly_____________________________________Date_____________, 2020
Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet

Availability of Proxy Materials

Community First Bancshares, Inc.’s proxy statement,

including the notice of the annual meeting of stockholders,

and the 2019 annual report to stockholders are each

available on the internet at:

https://www.cstproxy.com/communityfirstbancshares/2020

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

COMMUNITY FIRST BANCSHARES, INC.

The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held exclusively in a live webcast on June 16, 2020 at 2:00 p.m. local time. To participate in the meeting, visit https://www.cstproxy.com/ communityfirstbancshares/2020, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 2:00 p.m. on June 9, 2020. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1 AND 2 ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)